Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tomer Weingarten, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SentinelOne, Inc. for the fiscal year ended January 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SentinelOne, Inc.

Date: April 7, 2022	By:	/s/ Tomer Weingarten
	Name:	Tomer Weingarten
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

I, David Bernhardt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SentinelOne, Inc. for the fiscal year ended January 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SentinelOne, Inc.

Date: April 7, 2022	By:	/s/ David Bernhardt
	Name:	David Bernhardt
	Title:	Chief Financial Officer (Principal Financial Officer)